UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes our investment in the Flagler Village joint venture. All figures provided below are approximate.

On December 18, 2015, Bluerock Residential Growth REIT, Inc., through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, made an investment in BR ArchCo Flagler Village JV, LLC, a Delaware limited liability company, or Flagler Village JV.

Specifically, our Operating Partnership, made the investment in Flagler Village JV through BRG Flagler Village, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, or BRG Flagler Village, which acquired an 89.5% limited liability company interest, or the BRG Flagler Village Interest, in BR Flagler JV Member, LLC, a Delaware limited liability company, or BR Flagler Village JV Member, which acquired a 100% limited liability company interest in Flagler Village JV, which is the owner and holder of a 100% limited liability company interest in BR ArchCo Flagler Village, LLC, a Delaware limited liability company, or Flagler Village Owner.

Concurrently and through Flagler Village JV, we caused Flagler Village Owner to acquire certain tracts of land located in Fort Lauderdale, Florida, or the Flagler Village Parcels, (i) pursuant to that certain Commercial Contract, dated as of November 30, 2015 by and between ArchCo Residential LLC, or ArchCo, and Metropolitan Property Investment, LLC, a Georgia limited liability company, or the Commercial Contract, which Commercial Contract was assigned to Flagler Village Owner in that certain Assignment and Assumption of Commercial Contract, by and between ArchCo and Flagler Village Owner, dated December 18, 2015 and (ii) pursuant to that certain Agreement of Purchase and Sale by and between ArchCo and Andrews Village, LLC, a Delaware limited liability company, dated January 12, 2015, as amended, or the PSA, which PSA was assigned to Flagler Village Owner in that certain Assignment and Assumption of Agreement of Purchase and Sale, by and between ArchCo and Flagler Village Owner, dated December 18, 2015.

We intend to use the Flagler Village Parcels to develop a 384-unit, urban, six-story, wrap-style, Class A apartment community, or Flagler Village. The estimated cost to complete Flagler Village is $126,580,000, or $329,635 per unit. Flagler Village is projected to be capitalized with a senior construction loan in the amount of $88,550,000 representing approximately 70% loan-to-cost.

The total purchase price paid for the Flagler Village Parcels was $5,733,885. The purchases of the Flagler Village Parcels were based on negotiations with sellers that were not affiliated with us. In evaluating the Flagler Village Parcels, a variety of factors were considered, including overall valuation, expected capital expenditures, submarket demographics, expected community features and amenities, location, expected price per unit and expected occupancy.

The organizational structure with respect to the ownership of the Flagler Village Parcels is such that: (i) the Flagler Village Parcels are owned by Flagler Village Owner and (ii) Flagler Village Owner is wholly owned by Flagler Village JV. Flagler Village JV is a joint venture entity owned 100% by BR Flagler Village JV Member with ArchCo Metropolitan Member LLC, a Delaware limited liability company, or ArchCo Flagler Village Member, having a profit interest in the Flagler Village JV equal to 12% of profits after the BR Flagler Village JV Member receives a 15% internal rate of return, compounded monthly, on capital contributions, or the ArchCo Promote.

BR Flagler Village JV Member

BRG Flagler Village has made an initial investment of $5,456,174 to acquire the BRG Flagler Village Interest, and Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company and an affiliate of our manager, or SOIF II, has made an initial investment of $640,110 to acquire the remaining common equity of BR Flagler Village JV Member. BRG Flagler Village and SOIF II have entered into a joint venture operating agreement for the BR Flagler Village JV Member, or the BRG Flagler Village JV Agreement.

The BRG Flagler Village JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management

The business and affairs of BR Flagler Village JV Member shall be conducted solely and exclusively by its members, BRG Flagler Village and SOIF II. In the event of any disagreement or dispute between the members with respect to any action to be undertaken on behalf of BR Flagler Village JV Member, the decision and determination of SOIF II shall govern such action.

  Distributions

Under the BRG Flagler Village JV Agreement, at the time determined by the members, the members shall cause BR Flagler Village JV Member to distribute all cash available to the members, 89.5% to BR Flagler Village JV Member and 10.5% to SOIF II.

Flagler Village JV

BR Flagler Village JV Member has made an initial investment of $6,096,284 to acquire a 100% limited liability company interest in Flagler Village JV, and ArchCo Flagler Village Member contributed the Commercial Contract and PSA and certain intellectual property in exchange for the ArchCo Promote. BR Flagler Village JV Member and ArchCo Flagler Village Member have entered into a joint venture operating agreement for Flagler Village JV, dated December 18, 2015, or the Flagler Village JV Agreement.

The Flagler Village JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Certain Decisions

BR Flagler Village JV Member is the manager of Flagler Village JV. Under the Flagler Village JV Agreement, the manager has broad authority to act, however, the timing and amounts distributable to the ArchCo Flagler Village Member may not be adversely affected by, and no other material right of the ArchCo Flagler Village Member shall be effectively subordinated or otherwise diminished by the manager (i) accepting capital contributions on terms other than the terms that would be applicable if such additional capital contribution were made by BR Flagler Village JV Member pursuant to the terms of the Flagler Village JV Agreement or (ii) entering into any agreement regarding a direct or indirect contribution of the Flagler Village Parcels, or a reorganization, merger, or other consolidation of Flagler Village JV or a subsidiary, or a sale of the Flagler Village Parcels to an entity in which BR Flagler Village JV Member or an affiliate is a buyer.

Additional Capital Contributions

The Flagler Village JV Agreement provides that Flagler Village JV may call additional capital contributions as and when the manager shall determine, consistent with the development budget, and any approved annual operating budget or for non-discretionary expenses (such as real estate taxes, insurance or debt service), in each case established by the manager in the good faith exercise of its sole discretion; provided, however, the ArchCo Flagler Village Member has no obligation to make additional capital contributions. It is anticipated that the total equity required to develop Flagler Village will be approximately $38,030,000, inclusive of the purchase price of the Flagler Village Parcels, which BRG Flagler Village and SOIF II are expected to contribute on a proportioned basis of 89.5% and 10.5%, respectively.

Distributions

Pursuant to the provisions of the Flagler Village JV Agreement, distributions are made generally as follows: (i) first, to BR Flagler Village JV Member until BR Flagler Village JV Member has received an internal rate of return on its capital contribution equal to 15% and (ii) second, 12% to ArchCo Flagler Village Member and 88% to BR Flagler Village JV Member.

Development Services Agreement and Project Administration Agreement

On December 18, 2015, Flagler Village Owner entered into a development services agreement, or the Development Services Agreement, with BRG Flagler Village Development, LLC, a Delaware limited liability company and an affiliate of us, or Developer, whereby Flagler Village Owner retained Developer to provide development management services for Flagler Village. On the same date, Flagler Village Owner, Developer and ArchCo Metropolitan PM LLC, a Delaware limited liability company and an affiliate of ArchCo, or Project Manager, entered into a project administration agreement, or the Project Administration Agreement, whereby Developer retained Project Manager to provide development management services for Flagler Village.

Pursuant to the Development Services Agreement, the Developer has the authority to take all actions on behalf of Flagler Village Owner, as an authorized agent for Flagler Village Owner, pursuant to that certain contract between Flagler Village Owner and the architectural firm retained by Flagler Village Owner, or the Architect’s Contract, except for those powers specifically reserved in the Development Services Agreement or as otherwise directed in writing by Flagler Village Owner from time to time.

Pursuant to the Project Administration Agreement, the Project Manager has the authority to take all actions on behalf of Flagler Village Owner, as authorized agent for Flagler Village Owner, pursuant to the Architect’s Contract, except for those powers specifically reserved in the Project Administration Agreement or as otherwise directed in writing by Developer from time to time.

Under the terms of the Development Services Agreement and the Project Administration Agreement, Flagler Village Owner will pay Project Manager (i) a development fee in an amount equal to three percent (3.0%) of the projected costs and expenses to develop Flagler Village, or the Development Budget, which fee will be payable twenty-five percent (25.0%) upon commencement of construction and the balance payable in equal monthly installments beginning the second calendar month following commencement of construction and each month thereafter during the projected construction period as set forth in the construction schedule approved by Developer, or the Construction Period; (ii) a construction management fee equal to one percent (1.0%) of hard costs included in the Development Budget, which fee will be payable in equal monthly installments beginning on commencement of construction and each month thereafter during the Construction Period; (iii) and its reasonable and accountable out-of-pocket expenses, provided however, the reimbursements may not exceed $50,000 without the Developer’s prior written consent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: December 24, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer